EXHIBIT 23.1

Consent of Independent Certified Public Accountants


Advanced Electronic Support Products, Inc.
Miami, Florida


We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 20, 1998, relating to the consolidated financial statements of Advanced Electronic Support Products, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ BDO SEIDMAN, LLP
---------------------------
BDO Seidman, LLP

Miami, FLorida
August 19, 1998